UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2014

________________________________________________
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

________________________________________________

Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On December 22, 2014, Advanced Energy Industries, Inc. (the “Company”) issued a press release announcing that as a result of its strategic review and resulting retirement of certain central inverter legacy products, the Company expects to record a non-cash inventory charge of between $10 and $14 million in the fourth quarter. This non-cash inventory charge will reduce net income and earnings per share on a GAAP-basis for the fourth quarter and full year 2014, but the Company expects to exclude this charge from its calculation of non-GAAP net income and non-GAAP earnings per share for such periods, as a non-cash, non-recurring charge. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company notified Mr. Thomas McGimpsey, Executive Vice President and General Counsel, that his base salary will be increased to $316,000 effective January 1, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated December 22, 2014 by Advanced Energy Industries, Inc., announcing “Advanced Energy to Explore Strategic Alternatives for Solar Inverter Business.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas O. McGimpsey
Date: December 22, 2014	Thomas O. McGimpsey
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 22, 2014 by Advanced Energy Industries, Inc., announcing “Advanced Energy to Explore Strategic Alternatives for Solar Inverter Business.”